Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”) is made and entered into as of June 28, 2019, by and among L3 Technologies, Inc., a Delaware corporation (“L3”), Harris Corporation, a Delaware corporation (“Harris”), and Leopard Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Harris (“Merger Sub” and, together with L3 and Harris, the “Parties” and each a “Party”) and amends the Agreement and Plan of Merger, dated as of October 12, 2018 (the “Agreement”), by and among the Parties.  Capitalized terms not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

WITNESSETH:

WHEREAS, the L3 Board and the Harris Board have each approved and declared advisable this Amendment and determined that this Amendment is in the best interests of their respective corporations and their respective stockholders; and

WHEREAS, the Parties desire to enter into this Amendment to amend the Agreement pursuant to Section 11.2 of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Name of Combined Company.

(a)          Clause (i) of Section 4.1(g) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(i) the name of the Combined Company to be changed to “L3Harris Technologies, Inc.” as of the Effective Time and”

(b)          All other references to “L3 Harris Technologies, Inc.” in the Agreement (including in any exhibits, schedules and annexes thereto) shall hereby be replaced with references to “L3Harris Technologies, Inc.”

2.            Fiscal Year of Combined Company.  Article X of Exhibit B to the Agreement is hereby amended and restated to read in its entirety as follows:

“ARTICLE X.
Fiscal Year.

Unless and until the Board of Directors shall otherwise determine, (i) up to and including June 28, 2019, the fiscal year of the Company shall end on the Friday nearest June 30 and (ii) commencing June 29, 2019, the fiscal year of the Company shall end on the Friday nearest December 31 and the period commencing on June 29, 2019 shall be a fiscal transition period ending on January 3, 2020.”

3.           Effectiveness; Waiver.  This Amendment shall be effective as of the date first written above following the execution of this Amendment by the Parties.  Any reference in the Agreement to “this Agreement,” “hereunder”, “hereof”, “herein”, or words of like import shall mean and hereafter be deemed to refer to the Agreement as amended by this Amendment, and any reference in the L3 Disclosure Letter and the Harris Disclosure Letter to “the Agreement” shall refer to the Agreement as amended by this Amendment.  Except as expressly provided in this Amendment, all references in the Agreement, the L3 Disclosure Letter and the Harris Disclosure Letter to “the date hereof” and “the date of this Agreement” shall refer to October 12, 2018.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Parties hereto under the Agreement.

4.            Counterparts.  This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

5.            Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

6.            Other Miscellaneous Terms.  The provisions of Sections 11.4(b), 11.4(c), 11.9, 11.11, 11.12, 11.13, and 11.14 of the Agreement shall apply mutatis mutandis to this Amendment.

7.            Full Force and Effect.  Except as specifically amended hereby, the Parties hereby acknowledge and agree that all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

HARRIS CORPORATION

By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	Senior Vice President and Chief Financial Officer

L3 TECHNOLOGIES, INC.

By:	/s/ Ralph G. D’Ambrosio
	Name:	Ralph G. D’Ambrosio
	Title:	Senior Vice President and Chief Financial Officer

LEOPARD MERGER SUB INC.

By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	President